                                                                   Exhibit 10.17


                           GENERAL PURCHASE AGREEMENT

                                     between

                                  ERICSSON INC.

                                       and

                  INTERNATIONAL TELECOMMUNICATIONS CORPORATION

--------------------------------------------------------------------------------


                                                                   Page 1 of (5)

1.0          GENERAL ......................................................   1
1.1          Purchase of Material and/or Services .........................   1
1.2          Term of Agreement ............................................   1
1.3          Definitions ..................................................   1
2.0          STATEMENTS OF WORK; ORDERING MATERIAL & SERVICES .............   7
2.1          Statement of Work ............................................   7
2.2          Orders .......................................................   7
2.3          Price Confirmation ...........................................   8
2.4          Price ........................................................   8
2.5          Termination of Order .........................................   8
2.6          Taxes ........................................................   8
2.7          Engineering Planning and Estimating Tool (Class V Only) ......   9
3.0          SHIPPING AND HANDLING OF MATERIALS ...........................   9
3.1          Shipping and Billing .........................................   9
3.2          Shipping Interval ............................................   9
3.3          Packaging ....................................................  10
3.4          Transportation ...............................................  10
3.5          Risk of Loss .................................................  10
3.6          Title ........................................................  10
3.7          Security Interest ............................................  10
4.0          INSTALLATION AND ACCEPTANCE ..................................  11
4.1          Conditions Normally Provided by ITC ..........................  11

--------------------------------------------------------------------------------


                                                                   Page 2 of (5)

4.2          Conditions Normally Provided by Ericsson .....................  13
4.3          Installation/Cutover Assistance ..............................  14
4.4          Installation Quality Inspection ..............................  14
4.5          Inspection and Notification of Completion ....................  15
4.6          Work Hereunder ...............................................  15
4.7          Right of Access ..............................................  15
4.8          Identification Credentials ...................................  15
4.9          Plant Rules ..................................................  15
4.10         Acceptance ...................................................  16
5.0          INVOICING AND PAYMENT TERMS ..................................  16
5.1          Invoices .....................................................  16
5.2          Payment ......................................................  16
5.3          Disputed Invoices ............................................  17
6.0          INTELLECTUAL PROPERTY ........................................  17
6.1          Rights in Software ...........................................  17
6.2          Infringement .................................................  19
6.3          Source Programs and Technical Documentation ..................  20
7.0          WARRANTIES AND REPRESENTATIONS; LIABILITY ....................  20
7.1          Warranty .....................................................  20
7.2          Radio Frequency Energy Standards .............................  24
7.3          Registration .................................................  24
7.4          Liability, Insurance and Indemnity ...........................  24

--------------------------------------------------------------------------------


                                                                   Page 3 of (5)

7.5          Limitation of Liability ......................................  25
8.0          ERICSSON SUPPORT .............................................  25
8.1          Customer Service .............................................  25
8.3          Product Changes ..............................................  26
8.4          Replacements Out of Warranty .................................  28
8.5          Continuing Availability ......................................  28
8.6          Emergency Replacement Service ................................  29
8.7          Extraordinary Support ........................................  30
8.8          Training .....................................................  30
8.9          Regulatory Affairs ...........................................  30
9.0          EXCHANGE OF INFORMATION ......................................  30
9.1          Treatment of Proprietary Information .........................  30
9.2          Compatibility Information ....................................  31
9.3          Interconnect Information .....................................  31
10.0         MATERIAL MARKING .............................................  31
10.1         Insignia .....................................................  31
10.2         Marking ......................................................  32
11.0         GENERAL TERMS AND CONDITIONS .................................  32
11.1         Termination of Agreement .....................................  32
11.2         Assignment by ITC ............................................  32
11.3         Assignment by Ericsson .......................................  33
11.4         Subcontracting ...............................................  33

--------------------------------------------------------------------------------


                                                                   Page 4 of (5)

11.5         Force Majeure ................................................  33
11.6         Choice of Law ................................................  33
11.7         Arbitration ..................................................  34
11.8         Publicity ....................................................  34
11.9         Notices ......................................................  34
11.10        Releases Void ................................................  35
11.11        Severability .................................................  35
11.12        Survival .....................................................  36
11.13        Section Headings .............................................  36
11.14        Non-Waiver ...................................................  36
11.15        Compliance with Laws .........................................  36
11.16        Entire Agreement .............................................  36

Attachment A - STATEMENT OF WORK

Attachment B - CUSTOMER SERVICES

--------------------------------------------------------------------------------


                                                                   Page 5 of (5)

This General Purchase Agreement is entered into by International Telecommunications Corporation, a Delaware corporation (hereinafter "ITC") with principal offices located at 60 Hudson Street, New York, New York and Ericsson Inc., a Delaware corporation, acting through its Network Systems division (hereinafter "Ericsson") with principal offices located at 1010 E. Arapaho Rd., P.O. Box 833875, Richardson, Texas 75081.

1.0   GENERAL

1.1   Purchase of Material and/or Services

      Material and/or Services set out in the SOW and Attachment B are hereby offered for sale by Ericsson and may be purchased by ITC in accordance with the terms and conditions stated herein.

1.2   Term of Agreement

      The term of this Agreement shall commence as of September 14, 1995, and unless terminated under the section entitled "TERMINATION OF AGREEMENT", shall continue in effect until June 21,1998.

1.3   Definitions

      1.3.1 Acceptance

            "Acceptance" means, with respect to each System, that the System has been installed and the conditions described in the section entitled "ACCEPTANCE" have been successfully met.

      1.3.2 Affiliated Party

            "Affiliated Party" means a partner, subsidiary, parent, or sister subsidiary either directly or indirectly controlling or controlled by a Party hereto or directly or indirectly controlled by a common parent of the affiliate and the Party.

      1.3.3 Agreement

            "Agreement" means this General Purchase Agreement, as amended from time to time, the SOW, any Appendices and Exhibits expressly made a part of this Agreement, and to the extent provided in the subsection hereof entitled "Entire Agreement", any Orders.

--------------------------------------------------------------------------------


                                                                  Page 1 of (36)

      1.3.4 Application System

            "Application System" means a collection of Hardware and Software products designed to meet all of the requirements of a certain market for a specific type of exchange.

      1.3.5 Change Order

            "Change Order" means any change to an original Order, including but not limited to a change in Material or requested delivery or completion date specified in an Order, which shall be detailed in a writing referencing the original Order.

      1.3.6 Competing Business

            "Competing Business" means the business of developing, manufacturing or selling central office switching hardware or software; cellular switching hardware or software; wide area paging hardware or software; PBX hardware or software; personal communications services hardware or software; broadband hardware or software; advanced intelligent network (AIN) hardware or software; and/or related services.

      1.3.7 Correction Notice Application (CN-A)

            "Correction Notice Application (CN-A)" means a document that lists modifications (either corrections or functional additions) to be installed in a specific application product in an Application System.

      1.3.8 Customer Services

            "Customer Services" means the Services described in Attachment B.

      1.3.9 Derivative Work

            "Derivative Work" means computer program instructions that incorporate all or portions of Software directly or through linking and locating.

      1.3.10 Designated Equipment

            "Designated Equipment" means the Ericsson's digital central office switching equipment supplied to ITC under this Agreement.

--------------------------------------------------------------------------------


                                                                  Page 2 of (36)

      1.3.11 Documentation

            "Documentation" means Ericsson's product documentation, technical specifications and such other information which contains standard descriptive operating, installation, engineering, maintenance, training and repair information on Material.

      1.3.12 E&F

            "E&F" means "engineer and furnish"; Ericsson engineers and furnishes (but does not install) Material.

      1.3.13 EF&I

            "EF&I" means "engineer, furnish and install"; Ericsson engineers, furnishes, and installs Material.

      1.3.14 Engineering Services

            Engineering Services means Ericsson's preparation of installation specifications, preparation and/or updating of office records including drafting Services as required, preparation of a summary of Material including miscellaneous Material not specifically itemized in ITC's Order but necessary for the proper functioning of Material, and other similar Services.

      1.3.15 Ericsson

            "Ericsson" means Ericsson Inc., Network Systems division, and its successors or assigns

      1.3.16 Expansion

            "Expansion" means the modification of an existing site by adding Hardware or upgrading Software.

      1.3.17 F&I

            "F&I" means "furnish and install"; Ericsson furnishes and installs (but does not engineer) Material.

      1.3.18 Furnish Only

            "Furnish Only" means the providing of Material by Ericsson without performance of Engineering Services or Installation Services.

--------------------------------------------------------------------------------


                                                                  Page 3 or (36)

      1.3.19 Generic Computer Program

            "Generic Computer Program" means a software computer program containing a set of computer instruction steps that are generic to programs other than the specific version of the computer program furnished under the License described in "Rights in Software". For Software furnished under a given license, only the applicable computer program steps necessary to provide the licensed feature are enabled.

      1.3.20 Hardware

            "Hardware" means equipment manufactured by Ericsson or an Affiliated Party of Ericsson and inherent "original equipment manufacture" equipment integrated during manufacturing into a System provided to ITC.

      1.3.21 lmprovement/Enhancement

            "lmprovement/Enhancement" means any improvement or enhancement to the Software, and any improvement or enhancement to the composite Hardware and Software design of the Designated Equipment that includes an improvement or enhancement to the Software.

      1.3.22 Improvement/Enhancements Grant-Back Rights

            "lmprovement/Enhancements Grant-Back Rights" means royalty-free worldwide, nonexclusive rights to make, have made, sell (including disposition to an end-user) and use software, patents, copyrights, firmware and semiconductor mask registration rights related to Improvements/Enhancements, including the right to sublicense to Affiliate Parties (such sublicense to survive any subsequent termination of the affiliation).

      1.3.23 Installation Services

            "Installation Services" means Ericsson's installation of Material performance verification testing, equipment removal, cable mining and such other similar Services.

--------------------------------------------------------------------------------


                                                                  Page 4 of (36)

      1.3.24 ITC

            "ITC" means International Telecommunications Corporation, its successors and assigns.

      1.3.25 Material

            "Material" means Hardware and/or Software furnished by Ericsson under this Agreement.

      1.3.26 Order

            "Order" means ITC's written form of purchase order for purchasing Systems, Material and/or Services hereunder and all technical documentation included therein.

      1.3.27 Original Equipment Manufacturer (OEM)

            "Original Equipment Manufacturer" (OEM) means hardware, equipment or software not manufactured by Ericsson (or an Affiliated Party of Ericsson) that is selected by ITC to be installed as part of a System. OEM does not include "original equipment manufacturer" equipment integrated during manufacturing into a System so as to become Hardware.

      1.3.28 Parties

            "Parties" means ITC and Ericsson; "Party" means ITC or Ericsson.

      1.3.29 Related Documentation

            "Related Documentation" means materials useful in connection with Software, such as, but not limited to, flow charts, logic diagrams, program listings, program descriptions and Specifications of the Software. Related Documentation does not include the source code for Software.

      1.3.30 Replacement Material

            "Replacement Material" means an item of functionally equivalent replacement Material that is exchanged for defective or destroyed Material and provided as a Customer Service.

--------------------------------------------------------------------------------


                                                                  Page 5 of (36)

      1.3.31 RFA

            "RFA" means Ready for Acceptance and is the date that Ericsson notifies ITC that Material is ready for Acceptance testing.

      1.3.32 Services

            "services" means Customer Services, incidental services (such as hauling and hoisting), and other work performed by Ericsson under this Agreement.

      1.3.33 Software

            "Software" means the computer programs that are tailored for use in the operation of the Designated Equipment, including the following

            (1) a set of machine readable computer program instructions recorded on magnetic disks or other storage media; and

            (2) all releases, issues or short sequences of computer program instruction modifications ("patches") furnished by Ericsson to ITC as a replacement for or for the modification of previously furnished Materials; and

            (3) all Derivative Works or modifications made by ITC of any of the foregoing; and

            (4) all copies of any of the foregoing, in whole or in part by whomever made.

      1.3.34 SOW

            "SOW" means a Statement of Work executed in accordance with the subsection hereof entitled "Statement of Work".

      1.3.35 Specifications

            "Specifications" means Ericsson's technical specifications for the Materials as existing on the date the Material was ordered, or any specifications specified and mutually agreed upon by ITC and Ericsson in an individual Order.

--------------------------------------------------------------------------------


                                                                  Page 6 of (36)

      1.3.36 System

            "System" means all the elements of a central office switching system or an Expansion thereof including Material, Documentation and support items.

2.0   STATEMENTS OF WORK; ORDERING MATERIAL & SERVICES

2.1   Statement of Work

      Ericsson and ITC shall agree to a detailed SOW in the form of Attachment
      A. Upon execution, the SOW shall be incorporated into this Agreement as an amendment. Unless otherwise stated in the SOW, the terms of the SOW shall, with regard to the work described therein, prevail in the event of a conflict between the terms of the SOW and this Agreement. If this Agreement states that a price, charge, or fee shall be stated in the SOW, and such price, charge, or fee is not so stated, the parties shall be deemed to have agreed to apply Ericsson's standard price, charge, or fee.

2.2   Orders

      To purchase Material and Services, ITC shall send Orders to Ericsson. Unless otherwise specified in writing, the provisions of this Agreement shall apply to all Orders placed by ITC for Material or Services specified herein. ITC's failure to specifically identify this Agreement on any Order shall not affect the applicability of these terms and conditions.

      Orders for Material and/or Services entered by ITC against this Agreement shall include: (a) requested delivery and/or completion date; (b) location to which the Material is to be shipped and/or Services performed; (c) location to which invoice shall be sent for payment; (d) ITC's Order number; and (e) location to which Documentation shall be shipped. Ericsson shall acknowledge receipt of each Order and shall indicate whether the requested schedule of dates is acceptable. Any changes to an accepted Order must be mutually agreed upon and delineated in a Change Order referencing the original Order.

      Ericsson shall accept Orders requiring delivery in less than standard intervals at prices and intervals agreed to by ITC and Ericsson.

      Orders placed for Material and/or Services for which Ericsson has received prior notification of office-specific data shall be deemed accepted by Ericsson unless Ericsson provides to ITC written notice to the contrary within ten (10) working days of receipt of such Order and provided such order is identical to the office-specific data agreed upon. All other Orders shall be deemed accepted by Ericsson when Ericsson sends a price confirmation letter to ITC.

--------------------------------------------------------------------------------


                                                                  Page 7 of (36)

2.3   Price Confirmation

      Ericsson shall provide a price confirmation letter for each Order entered by ITC and accepted by Ericsson for Material and/or Services. This price confirmation letter shall reflect all applicable discounts.

      ITC shall acknowledge acceptance or rejection of the price confirmation letter within thirty (30) days of the date of such letter. A price confirmation letter shall be deemed accepted by ITC if notice of rejection is not given to Ericsson within thirty (30) days of the date of such letter. Upon acceptance, all provisions of the price confirmation letter shall be binding unless mutually agreed upon and delineated in a Change Order.

      The only Material not governed by price confirmation letters or Order acknowledgements is site specific Material for which ITC is unable to determine quantity until job start, such as the number of cross-connections. Ericsson shall acknowledge all such exclusions in the price confirmation letter or Order acknowledgement and, if available, shall include unit rates for all excluded items. Unless the SOW expressly states otherwise, prices for Services stated in an SOW shall be based on the level of staffing that Ericsson typically employs to render such Services under similar circumstances in locations at which the staffing level is unaffected by the rules or activities of unions, trade guilds, or similar organizations. Accordingly, Customer shall reimburse Ericsson for all costs related to any additional staffing that (i) may be required by the applicable rules of such organizations or (ii), considering the activities of such organizations in the area Ericsson considers reasonably prudent to incur.

2.4   Price

      Without prejudice to the last paragraph of the section entitled "Price Confirmation". Prices for Material and Services provided in the United States shall not exceed those in effect on the date an Order is placed, according to the SOW (in the cases of Material and Services other than Customer Services) and Attachment B (in the case of Customer Services).

2.5   Termination of Order

      ITC may at any time prior to delivery of the Material cancel any Order(s) placed hereunder in whole or in part by written notice to Ericsson. Upon cancellation, ITC shall be liable to Ericsson for twenty percent (20%) of the total price of the Order, if canceled more than thirty (30) days before the scheduled delivery date, or forty percent (40%) of the total price of the Order, if canceled thirty (30) days or less

--------------------------------------------------------------------------------


                                                                  Page 8 of (36)
      before the scheduled delivery date for the Order. ITC may not cancel an Order after the Material has been delivered.

2.6   Taxes

      ITC shall be liable for and shall reimburse Ericsson for the following tax payments with respect to the transactions under this Agreement: federal manufacturers' and retailers' excise taxes, value added taxes, state and local sales taxes and use taxes, and similar taxes assessed upon the sale of Material and Services hereunder (but not upon income therefrom). Taxes payable by ITC shall be billed as separate items on Ericsson's invoices and shall not be included in Ericsson's prices. ITC shall have the right to have Ericsson contest with the imposing jurisdiction, at ITC's expense, any such taxes that ITC deems are improperly levied.

2.7   Engineering Planning and Estimating Tool (Class V Only)

      Upon request and at mutually agreed upon price, Ericsson shall provide to ITC, and keep current, a tool for estimating the price of Ericsson's Material and/or Services prior to Order placement. Such tool shall be capable of estimating the actual purchase price for such Material and/or Services within ten percent (10%). Whether manual or mechanized, the output of such tools shall provide readily identifiable unit prices and discrete totals for Material and/or Services.

3.0   SHIPPING AND HANDLING OF MATERIALS

3.1   Shipping

      Unless instructed otherwise by ITC, Ericsson shall: (1) ship to the destination designated in the Order in accordance with specific shipping instructions; (2) see that all subordinate documents bear ITC's Order number; (3) enclose a packing memorandum with each shipment and when more than one package is shipped, identify the one containing the memorandum;
      (4) mark ITC's Order number on all packages and shipping papers; and (5) render invoices in duplicate or as otherwise specified showing Order number.

3.2   Shipping Interval

      The delivery schedule applicable to each Order, except Orders for Replacement Material, will be agreed upon by Ericsson and ITC and set out in the Order and Ericsson's acceptance of the Order. For ITC's planning purposes, Ericsson has indicated that Material can usually be shipped within the standard lead times set out in the SOW. In the event that the time between the date that Ericsson receives ITC's Order and the requested RFA date is less than the standard lead times, the

--------------------------------------------------------------------------------


                                                                  Page 9 of (36)
      expedite fees set out in the SOW shall apply. Ericsson agrees not to ship Material prior to the agreed upon delivery schedule without ITC's prior authorization.

3.3   Packaging

      Ericsson shall, at no charge, package Material in suitable boxes, reels, bundles, pieces, coils, etc. which will provide protection against damage during shipment, handling and storage in reasonably dry, unheated quarters.

3.4   Transportation

      Material shall be shipped for destination, freight prepaid. Freight charges shall be added as a separate item to Ericsson's invoice. Material purchased under this Agreement shall be shipped to ITC subject to freight charges applicable to such Materials under the National Motor Freight classification, or any other applicable tariff. Any additional charges incurred in moving the Material to its final resting place (including without limitation hoisting, stair carries or long carries) shall be at ITC's expense.

3.5   Risk of Loss

      ITC shall assume the risk of loss and damage for all Furnish Only Material Orders upon delivery to ITC of such Material at the location designated on the Order. When Ericsson is providing Material and Installation Services, Ericsson will retain the risk of loss and damage until Acceptance. ITC shall notify Ericsson promptly of any claim and shall cooperate with Ericsson in every reasonable way to facilitate the settlement of any such claim.

3.6   Title

      Unless otherwise specified herein, title to Material, except Software, furnished by Ericsson shall vest in ITC when the Material has been paid for in full by ITC.

3.7   Security Interest

      Notwithstanding the section entitled "TITLE," ITC hereby grants to Ericsson a lien on and a security interest (which, to the fullest extent permitted by applicable law, shall be deemed to be a purchase money security interest) in the Materials (and, to the fullest extent permitted by applicable law, Ericsson hereby reserves and retains such lien and security interest), and each of them, and in and to all accessions and appurtenances thereto and any and all proceeds and products thereof to secure the payment in full of the purchase price for the Materials payable by ITC to Ericsson hereunder. If ITC defaults in the payment when due of all or any portion of the purchase price or any other amount now or hereafter owed to Ericsson hereunder, Ericsson shall have and may exercise, in addition to all rights and remedies otherwise available to Ericsson under applicable law, all of the

--------------------------------------------------------------------------------


                                                                 Page 10 of (36)
      rights and remedies of a "secured party" under the Uniform Commercial Code as in effect in the State of New York. ITC agrees to execute, deliver, file, and record any one or more financing statement or other document, and to take such other action, as Ericsson may from time to time deem appropriate to create, preserve, perfect, or validate the lien and security interest granted hereby in any jurisdiction. Ericsson may at any time file a photographic or other reproduction at this agreement as, and the same shall be effective as, a financing statement with any filing office in any jurisdiction.

4.0   INSTALLATION AND ACCEPTANCE

4.1   Conditions Normally Provided by ITC

      The following items and conditions will normally be provided by ITC. Should ITC fail to provide the following, Ericsson may invoice ITC for such items, in addition to the established installation price.

      Landlord Approvals - In the event that ITC does not own the location where the Material is to be installed, ITC shall obtain the owner's written approval at the installation.

      General Building Conditions - ITC shall ensure that the premises meet the requirements contained in the Specifications and/or Documentation, and are in such condition as not to be injurious to the employees of the Ericsson or the Material to be installed.

      Repairs to Building - ITC shall make alterations and repairs necessary for proper installation of Material, except for damage caused by Ericsson.

      Openings in Buildings - No later than the Floor Plan Complete date, Ericsson shall provide ITC with drawings and designs indicating the necessary openings and ducts for cable and conductors in floors and walls. ITC shall not make changes to the installation site after receiving such drawings, other than to furnish such suitable openings and ducts prior to the main ship date. No later than the Floor Plan Approval date, ITC shall agree to specific locations for the necessary openings and ducts. The Floor Plan Complete date and the Floor Plan Approval date shall be set in accordance with the schedule set out in the SOW.

      Ceiling Inserts - ITC shall provide ceiling inserts as deemed necessary during site survey by Ericsson, or as otherwise mutually agreed upon prior to installation start date.

      Electric Current, Temperature Control and Light - By the installation start date, ITC shall provide electric current for charging storage batteries and for any other

--------------------------------------------------------------------------------


                                                                 Page 11 of (36)
      necessary purposes with suitable terminals in rooms where work is to be performed; temperature and general illumination in rooms in which work is to be performed or Material stored shall be equivalent to that ordinarily furnished for similar purposes in a working central office.

      Toilet Facilities - ITC shall provide Ericsson's employees access to available toilet facilities, or Ericsson, at its option, may provide facilities at ITC's cost

      Access to Existing Facilities - ITC shall permit Ericsson reasonable use of such portions of the existing building or equipment as agreed upon prior to the start of installation, that are necessary for the storage and assembly of Material and for performing necessary administrative duties associated with the job.

      Use of Available Testing Equipment - ITC shall allow Ericsson use of installed equipment required for the performance of tests to ensure proper functioning of the System. ITC and Ericsson shall mutually agree, prior to the start of installation, on testing procedures and the availability of test apparatus. Such use shall not unduly interfere with maintenance of operating telephone equipment. ITC and Ericsson shall mutually determine that such testing equipment is in proper adjustment.

      Grounding - By the installation start date, ITC shall provide access to suitable central office ground.

      Requirements for ITC Circuits - ITC shall furnish information covering the proper test and readjustment requirements for apparatus and requirements for circuit performance associated with special circuits or standard circuits modified by ITC drawings.

      Trunks for Testing - By the installation start date, ITC shall furnish sufficient trunk facilities for testing purposes.

      Main Distribution Frame (MDF) Cross-Connections and Heat Coils - ITC shall run MDF cross-connections and install heat coils unless otherwise noted in the Order.

      Designation Strips - ITC shall number all designation strips unless otherwise noted in the Order.

      Fire Protection Apparatus - ITC shall install permanent fire protection apparatus.

      Furniture and Fixtures - ITC shall provide and/or install all furniture and fixtures unless otherwise noted in the Order.

      Hazardous Materials - ITC shall notify Ericsson of the type of existing switching equipment at the site, if any, and the presence of any known or suspected

--------------------------------------------------------------------------------


                                                                 Page 12 of (36)
      hazardous materials at the site. ITC shall be responsible for arranging for the removal and disposal of any hazardous materials from the site.

      Customer Not Ready - In the event that installation and RFA will be delayed due to ITC's inability to properly prepare site for installation and through no fault of Ericsson, Ericsson shall notify ITC in writing that a Customer Not Ready (hereinafter "CNR") condition threatens the RFA date, and shall detail the specific items to be corrected. If installation has not yet begun, ITC shall have ten (10) days after receipt of notification from Ericsson to correct the CNR condition. If the CNR condition has not been corrected within ten (10) days, beginning the eleventh (11th) day, Ericsson shall be entitled to recover, from ITC, Ericsson's additional, reasonable, and substantiated costs incurred during the delay period resulting from ITC's failure to properly prepare the site in accordance with the site preparation instructions furnished by Ericsson. If the CNR condition is discovered after installation has begun, Ericsson shall be entitled to recover such costs from ITC two (2) days after notice of the CNR condition is given. ITC and Ericsson shall mutually agree on an acceptable revised RFA schedule if it appears that the RFA date cannot be achieved.

4.2   Conditions Normally Provided by Ericsson

      The following items and conditions will normally be provided by Ericsson (if required by the conditions of the specific installation) and are to be included in the Installation Services price quote from Ericsson, where applicable, unless otherwise agreed upon by ITC and Ericsson.

      Receipt and Inspection of Material - Ericsson's installers shall receive and inspect Material shipments, report shortages or damaged or defective Material to Ericsson's or ITC's organization responsible for replacement, and, when Ericsson is responsible for replacement and/or shortages, provide a copy of all re-orders and/or shortage reports to ITC.

      Protection of Material, Equipment or Buildings - Ericsson shall provide reasonable protection for equipment or buildings. Ericsson shall make necessary repairs of damage to equipment or buildings caused by Ericsson.

      Removal of Disconnected Equipment - Ericsson's installer shall advise ITC of all equipment removed or disconnected within five (5) working days of performing such work. ITC shall be responsible for disposition of surplus and removal of disconnected equipment.

      Determination of Working Equipment - Ericsson's installer shall determine that working equipment is in satisfactory condition prior to performing additions, modifications and/or change work. All such equipment shall be returned to ITC in an acceptable working condition.

--------------------------------------------------------------------------------


                                                                 Page 13 of (36)

      Engineering Errors - When Ericsson also provides the Engineering Services for Material, Ericsson shall be responsible for correcting engineering errors at no additional charge to ITC and for issuing of credit for any excess Material and/or Services resulting from such engineering errors.

      Hauling and Hoisting - Ericsson shall arrange all warehousing (except for necessary storage of equipment shipped to site), hauling and hoisting necessary to complete Installation Services. Warehousing, hauling and hoisting shall be at ITC's expense.

      Tools and Equipment - Ericsson shall provide for use in the installation all labor, tools and equipment customarily furnished to its customers when undertaking Installation of the Materials hereunder.

4.3   Installation/Cutover Assistance

      For Furnish Only Orders, Ericsson agrees to make available at the installation site Engineering and Installation Services to render installation and cutover assistance, as ordered by ITC and accepted by Ericsson and at the charges set out in Attachment B.

4.4   Installation Quality Inspection

      Upon reasonable notice to Ericsson, ITC shall have the right to inspect and test any Material on order, and to monitor Ericsson's testing thereof at Ericsson's test facility prior to shipment. Such inspection and testing shall be at ITC's own expense and shall not unreasonably interfere with installation.

      ITC may, at ITC's discretion, perform quality inspection(s) with reasonable notice to Ericsson, on a non-interference basis, at any time during installation prior to Acceptance. Such inspection shall be at ITC's own expense.

      Ericsson will maintain a current level of Documentation (Installation and Engineering Handbook(s)) related to the documented installation process and shall make these documents available to ITC upon request.

      Any items found to be in non-conformance with the documented installation requirements shall be immediately reported in writing by ITC to Ericsson. Ericsson will provide corrective action for any non-conforming items prior to RFA.

4.5   Inspection and Notification of Completion

      ITC shall have the right to observe, on a non-interference basis, all phases of Installation Services and shall be advised of job progress by Ericsson. Such

--------------------------------------------------------------------------------


                                                                 Page 14 of (36)
      inspection shall be at ITC's own expense. Ericsson shall notify ITC in writing of the completion of Ericsson's Installation Services, including the performance of all applicable equipment tests. Ericsson shall provide ITC with a copy of such applicable test results.

4.6   Work Hereunder

      It is understood that visits by Ericsson's representatives or Ericsson's suppliers' representatives for inspection, adjustment or other similar purposes in connection with Material and/or Services purchased hereunder shall for all purposes be deemed "WORK HEREUNDER" and shall be at no charge to ITC unless otherwise provided in this Agreement or in another writing signed or duly acknowledged by authorized representatives of both Parties.

4.7   Right of Access

      The Parties shall normally permit access to their respective facilities in connection with work hereunder. No charge shall be made for such access. It is agreed that prior notification will be given when access is required.

4.8   Identification Credentials

      Either Party may, at its discretion, require the other Party's employees, representatives and agents to exhibit identification credentials issued by the requiring Party, in order to gain the right of access in connection with this Agreement.

4.9   Plant Rules

      All persons furnished by Ericsson shall, while on ITC's premises, comply with all ITC's rules and regulations provided such rules and regulations were clearly stated and agreed upon prior to start of Services. Ericsson shall acquaint itself with conditions governing the delivery, receipt and storage of Materials at the work site so that Ericsson will not interfere unduly with ITC's operations. Ericsson shall not unduly stop, delay or interfere with ITC's work schedule without the prior approval of ITC's representative. Ericsson shall provide and maintain sufficient covering to protect ITC's stock and equipment from the action of Ericsson's work.

4.10  Acceptance

      After receipt of Ericsson's notice that the System is RFA, ITC shall, at its own expense, conduct appropriate acceptance tests agreed to by Ericsson for the Material installed. If any Material and/or feature does not successfully meet the requirements of the acceptance tests, ITC shall so notify Ericsson in writing within thirty (30) days of the RFA date. Ericsson shall, at no additional charge, promptly

--------------------------------------------------------------------------------


                                                                 Page 15 of (36)
      take the actions required to correct the deficiency and upon completion shall again notify ITC that the System is RFA. After the corrective action, ITC shall have thirty (30) days to repeat the appropriate acceptance tests, at ITC's own expense.

      If the Material and/or features successfully meet the requirements of the acceptance tests, ITC shall indicate acceptance by signing a certificate of acceptance and forwarding a copy thereof to Ericsson within thirty (30) days of Ericsson's most recent RFA notice. Introduction of the System into any type of beneficial use or ITC's failure to notify Ericsson of non-conformities within thirty (30) days of Ericsson's most recent RFA notice shall constitute ITC's Acceptance.

      Acceptance of Installation Services does not constitute a waiver of Ericsson's responsibility to correct installation defects or deficiencies found after Acceptance.

5.0   INVOICING AND PAYMENT TERMS

5.1   Invoices

      Invoicing and payment terms shall be governed by this section ("INVOICING AND PAYMENT TERMS") unless otherwise agreed in an accepted Order or in another writing signed by both Parties. Ericsson shall invoice ITC by mailing or otherwise transmitting invoices, bills and notices to the billing address specified in the Order and, for Furnish Only Orders, shall render separate invoices for each shipment or Order.

5.2   Payment

      In the absence of a financing or lease agreement acceptable to Ericsson, ITC shall pay invoices in advance of any delivery of Engineering Services, Installation Services, other Customer Services, Material or Software by Ericsson. Payment for any Engineering Services, Installation Services, other Customer Services, or Material, or Software, the purchase of which is being financed, shall be due upon the delivery thereof. Otherwise, payment terms are net thirty (30) days from receipt of invoice. Payment of invoices shall be considered past due thirty (30) days after ITC's receipt thereof. ITC shall pay Ericsson interest on all past due amounts at a rate of one and one-half percent (1.5%) per month or the maximum amount allowable by law, whichever is less.

5.3   Disputed Invoices

      ITC may withhold payment for any item or amount on an invoice which is the subject of a good faith dispute; provided, that ITC shall have given Ericsson written notice of the details of such dispute. Ericsson shall resolve such disputed amounts by providing sufficient proof and documentation of the charges, adjusting

--------------------------------------------------------------------------------


                                                                 Page 16 of (36)
      the billing, or issuing credit. If the disputed amount is found to be valid and the original due date has past, ITC shall make immediate payment or be subject to interest on the past due amount. ITC shall not otherwise be entitled to offset any amounts against invoices.

6.0   INTELLECTUAL PROPERTY

6.1   Rights in Software

      Ericsson grants and ITC accepts, a perpetual, non-exclusive and non-transferable (except as explicitly noted herein) license (the "License") to use and possess the Software on the Designated Equipment, and to use and possess the Related Documentation subject to the terms of this section ("INTELLECTUAL PROPERTY").

      ITC agrees:

      (a) It shall use the Software and Related Documentation solely for the operation of the applicable Designated Equipment and for no other purpose; and

      (b) It shall limit copying of the Software and the Related Documentation, in whole or in part, to copies reasonably necessary for the operation of the Designated Equipment and for the training by ITC of its personnel, and shall make no other copies; and

      (c) It shall reproduce all proprietary notices, including Ericsson's copyright notices, which appear on or are encoded within the Software upon all copies, Derivative Works or other modifications made by ITC; and

      (d) The Software (physical materials, including all copies by whomever made) shall remain Ericsson's property; and

      (e) ITC shall not merge any Software with other software computer program materials to form a Derivative Work or otherwise modify or alter Software in any manner whatsoever.

      (f) It will not reverse engineer, decompile or otherwise make the Software easier for human comprehension, and will not tamper with or alter the internal components of the System; and

      (g) ITC recognizes that the Software is a Generic Computer Program, and shall not do, or cause to be done, anything to activate any of the subsisting non-enabled computer instructions therein. Further, Ericsson reserves to itself the exclusive right to cause the subsisting non-enabled program instruction

--------------------------------------------------------------------------------


                                                                 Page 17 of (36)
            steps to be activated (by the issuance under this License of a version of the Software having the applicable additional computer instruction steps enabled).

      ITC shall have the right to reuse the Software with the Designated Equipment at another location within ITC's system.

      Notwithstanding any other provision hereof, in the event Ericsson develops Improvement/Enhancements that represent significant "value added" to the Designated Equipment or which represents a significant improvement in the performance of the Designated Equipment, Ericsson reserves the right to market the Improvement/Enhancements as one or more separate products.

      ITC hereby grants and agrees to grant to Ericsson, to the extent it lawfully may, the Improvements/Enhancements Grant-Back Rights related to any development whether made by Ericsson, ITC, or agents of ITC, of all or any portion of any Software furnished hereunder pursuant to any request or specifications by ITC for a design different from Ericsson's design, and regardless of whether or not ITC has compensated Ericsson for such development. Title to patents, copyrights, trade secrets and mask registration developed by Ericsson pursuant to any request or specifications by ITC and regardless of whether ITC has compensated Ericsson for such development shall vest in Ericsson; however, Ericsson shall grant Improvements/Enhancements Grant-Back Rights in such patents, copyrights, trade secrets and mask registration to ITC.

      ITC agrees that any communication or other disclosure of information it makes to Ericsson related to a request or specification for an improvement, enhancement, or modification to Ericsson's design of the Software shall be made upon a nonconfidential basis without any restriction on Ericsson in its use or dissemination of received information.

      ITC's rights hereunder are assignable to an Affiliated Party that is not engaged in a Competing Business as part of a transaction in which ownership of the Designated Equipment is also transferred. It is agreed that as a condition to the exercise of ITC's right to assign this License, ITC shall obtain for Ericsson a written assignment by which the assignee agrees to undertake all of the obligations of assignor and which identifies and incorporates by reference this License, and intermediate assignments, prior to any physical transfer of the Software.

      Ericsson shall have the right to terminate this License in the event of any default by ITC of the terms of this Agreement that ITC fails to correct within thirty (30) days after the receipt of notice from Ericsson. The termination of the License shall not prejudice any of Ericsson's rights arising prior thereto, or limit in any way the other remedies available to Ericsson.

--------------------------------------------------------------------------------


                                                                 Page 18 of (36)

6.2   Infringement

      Ericsson agrees, at its expense, to defend and indemnify ITC in any suit, claim or proceeding brought against ITC alleging that any Software licensed hereunder directly infringes any United States patent, copyright, or trademark; provided that Ericsson is (i) notified of the action within five (5) business days after ITC knows or has reason to know of the action, (ii) given all necessary assistance in defending the action, and
      (iii) permitted to direct the defense of the action, including all settlement decisions. Further, Ericsson agrees to pay any judgement based on infringement rendered in such suit by the final judgement of a court of last resort, but Ericsson shall have no liability for settlements or costs incurred without its consent

      Should the use of the Software by ITC be enjoined, or in the event that Ericsson desires to minimize its potential liability hereunder, Ericsson may fulfill its obligations hereunder by (i) substituting noninfringing, functionally equivalent software; (ii) modifying the infringing Software or portion thereof so that it no longer infringes but remains functionally equivalent; (iii) obtain for ITC, at Ericsson's expense the right to continue use of such Software; or (iv) if none of preceding is commercially feasible, refund to ITC the purchase price for the infringing Material, less depreciation as reflected in ITC's books. This section ("INFRINGEMENT") states Ericsson's entire liability for patent, copyright or trademark infringement or for any breach of warranty of noninfringement, express or implied. The foregoing indemnity shall not apply to any suit, claim or proceedings based upon allegations that a process or method claim of a patent is infringed, nor to infringements arising from modification of the Software by anyone other than Ericsson, nor to allegations of infringement based on the combination of the Software with software or products supplied by ITC or others, nor to infringements arising from Software made to the software design of ITC. ITC agrees to indemnify Ericsson to the extent equivalent to that provided to ITC hereunder in the event that any suit, claim, or proceedings is brought against Ericsson based upon any of the foregoing infringement circumstances caused by ITC.

6.3   Source Programs and Technical Documentation

      In the event that Ericsson commits an act of bankruptcy or defaults in performance of its obligation to furnish, maintain, modify or correct the most current version of the Software provided to ITC under this Agreement, Ericsson agrees to furnish to ITC all source programs, Related Documentation and other information ("Software Source Materials") required for maintenance, modification or correction of such Software. Should ITC's use of the Software Source Materials require the use of any invention covered by a United States patent held by Ericsson, Ericsson agrees not to assert such patent against ITC for the use of the Software Source Materials provided to ITC. ITC's use of the Software Source Materials shall be limited to such use described in the section entitled "RIGHTS IN SOFTWARE" and to

--------------------------------------------------------------------------------


                                                                 Page 19 of (36)

      Software previously purchased from Ericsson. ITC shall not license any of the Software Source Materials to any third party. ITC agrees that the Software Source Materials are Ericsson's Proprietary Information.

7.0   WARRANTIES AND REPRESENTATIONS; LIABILITY

7.1   Warranty

      A. Ericsson warrants that Ericsson has good and valid title to the Material in which ownership is transferred under this Agreement free and clear of any liens or encumbrances, and with respect to any Software license rights granted, Ericsson has the right and the power to grant such rights hereunder.

      B.    Ericsson further warrants that:

            (1) The Material will be free from defects in material and workmanship, and will perform and be in conformity with the Specifications.

            (2) Subject to the section entitled "INFRINGEMENT", ITC shall have quiet enjoyment and use of licensed Software as long as such license(s) shall remain in effect.

            (3) To the best of Ericsson's knowledge, the Software shall not contain any program code, programming instruction or set of instructions that is intentionally constructed with the ability to damage, interfere with or otherwise adversely affect computer programs, data files or hardware without the consent of ITC.

            (4) Services will be free and clear of all liens and encumbrances and will be performed in a workmanlike manner and in accordance with the requirements and standards specified elsewhere in the Agreement and the accepted practices for the telecommunications industry in the community in which the Services are performed.

      C. The warranties set out in B. immediately above shall apply only during the periods of time listed below, or any such longer period as the Parties may agree to in writing (the "Warranty Period"):

            (1)   For Material (including Software): 12 months

            (2)   For Engineering and Installation Services: 12 months

--------------------------------------------------------------------------------


                                                                 Page 20 of (36)

            (3) For All Replacement Material (including Software): as provided above for the remainder of the original unexpired Warranty Period beginning from the date the Replacement Materials are received by ITC or for a period of three (3) months from the date received by ITC, whichever is longer.

            Provided, that in the case of defects discovered during the last thirty (30) days of the Warranty Period, and solely for purposes of ITC's giving notice of the defect as required by D. immediately below, the Warranty Period shall extend for thirty (30) days after the date on which the Warranty Period otherwise expired.

      D. Ericsson shall replace or repair Material discovered to be defective without any additional charge (including transportation), provided ITC gives notice of such defect prior to expiration of the Warranty Period. Replacement Materials shall be shipped within thirty (30) days from Ericsson's receipt of the defective Material, unless ITC agrees otherwise. Such repair or replacement includes Material, labor, and Services, and shall be ITC's sole remedy and Ericsson's sole obligation in the event these warranties are breached. Ericsson shall, at ITC's request, provide expedited shipment of Replacement Material at charges set out in Attachment B.

      E.    The Warranty Period commences as follows:

            (1) For Material installed by Ericsson, on the date of ITC's Acceptance;

            (2) For Furnish Only Material, on the date of delivery by Ericsson to ITC's destination;

            (3) For Engineering and Installation Services performed in connection with EF&I and F&I, on the date of ITC's Acceptance; and

            (4) For Engineering Services performed in connection with E&F Orders, on the date of ITC's Acceptance of the Materials engineered by Ericsson.

      F. With respect to viruses in the Software, Ericsson makes no warranties other than as set out in item B.(3) above. Services not meeting the warranties set out in item B.(4) above shall, at ITC's option, be reperformed by Ericsson at no cost to ITC.

      G.    During the Warranty Period:

            (1) Ericsson shall, without charge to ITC, provide Software updates and, upon ITC's request, correct or replace, at Ericsson's sole discretion,

--------------------------------------------------------------------------------


                                                                 Page 21 of (36)
                  any Software or portion thereof found to cause a measurable deviation from the functionality specified in the Ericsson Technical Documentation, according to turnaround times specified in Attachment B.

            (2) Ericsson shall implement and install such Software updates at one ITC site without charge to ITC, and ITC shall be responsible for the implementation and installation at the rest of the sites unless ITC has purchased the Update Service described in Attachment B.

            (3) Documentation of corrected or replacement Software and repaired or replacement Hardware will be furnished to ITC at no additional charge.

            (4) If Ericsson cannot correct a warranty-related problem via telephone or remote dial-up, emergency support (including emergency twenty-four (24) hour telephone coverage and on-site emergency call-out) will be provided at no charge; provided, that the initial determination of whether the service call is warranty related is at Ericsson's sole discretion until such time as the issue is finally determined pursuant to subsection
                  (M) below.

      H. For inherent "original equipment manufacturer" Material not integrated during manufacturing into the System so as to become Hardware, Ericsson shall pass through the manufacturer's original warranty to the extent it is authorized to do so.

      I.    All warranties shall survive inspection, Acceptance and payment.

      J. The warranties set out in this section ("WARRANTIES AND REPRESENTATIONS; LIABILITY") shall not apply to:

            (1) the components of the Material, such as light bulbs and fuses, which are normally consumed in operation or which have a normal life inherently shorter than the applicable Warranty Period.

            (2) (i) defects caused by or attributable to modifications made to the Materials without Ericsson's approval, (ii) combination of the Materials with hardware or software provided by other vendors without Ericsson's approval, (iii) misuse of the Materials, (iv) ITC's failure to implement Software patches or maintenance releases within thirty (30) days after receipt at ITC's site, (v) ITC's failure to follow Ericsson's recommended maintenance procedures, (vi) any unauthorized entry of software, data and/or commands onto the Materials by any person or machine either intentionally or unintentionally, or
                  (vii) any defect,

--------------------------------------------------------------------------------



                                                                 Page 22 of (36)
                  non-conformity or deviation to which ITC refuses to give Ericsson reasonable access and an opportunity to inspect and remedy, and any further damage caused by such refusal.

            (3) Material that has been wired, repaired, altered, stored or maintained used in a manner not in accordance with specifications or operating instructions, subject to misuse, neglect, accident or abuse, or removed or relocated, unless such actions were carried out by Ericsson or its authorized subcontractors or the claimed defective condition was not the result of such actions.

            (4)   Material that has had its serial numbers removed or altered.

      K ITC shall bear all transportation costs and risk of in-transit loss or damage in connection with all Materials returned to Ericsson; Ericsson shall bear all transportation costs and risk of in-transit loss or damage in connection with all material shipped to ITC under this section ("WARRANTIES AND REPRESENTATIONS; LIABILITY").

      L. ERICSSON MAKES NO OTHER WARRANTIES OF ANY KIND EXCEPT AS SET OUT HEREIN. THESE WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES, STATUTORY, EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO ANY STATUTORY, EXPRESS OR IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

      M. Ericsson and ITC shall jointly determine whether a Customer Service Request ("CSR") is warranty related. If the parties cannot agree to such determination, the CSR will be escalated to the next level of management for resolution. In the event that a joint determination cannot be made at that level, Ericsson shall make the determination unilaterally.

7.2   Radio Frequency Energy Standards

      Material furnished hereunder shall, at the time of shipment, comply, to the extent applicable, with the requirements of Subpart J of Part 15 of the Federal Communications Commission's Rules and Regulations, as they appear at the time of installation, including those sections concerning the labeling of such Material and the suppression of radio frequency and electromagnetic radiation to specified levels.

7.3   Registration

      When Material furnished hereunder is subject to Part 68 of the Federal Communications Commission's Rules and Regulations, Ericsson warrants that

--------------------------------------------------------------------------------


                                                                 Page 23 of (36)
      such Material is registered under and complies with Part 68 of the Federal Communications Commission's Rules and Regulations, including, but not limited to, all labeling and customer instruction requirements.

7.4   Liability, Insurance and Indemnity

      All persons furnished by Ericsson shall be considered solely Ericsson's employees or agents. Ericsson shall be responsible for compliance with all laws, rules, and regulations involving, but not limited to, employment of labor, hours of labor, working conditions, payment of wages and payment of taxes, such as unemployment, social security and other payroll taxes, including applicable contributions from such persons when required by law.

      Ericsson shall maintain and cause Ericsson's subcontractors to maintain during the term of this Agreement (1) Worker's Compensation insurance as prescribed by the law of the state in which Ericsson's obligations under this Agreement are performed, (2) employer's liability insurance with limits of at least $1,000,000 each occurrence, (3) comprehensive general liability insurance and automobile liability insurance if the use of motor vehicles is required, each with limits of at least $1,000,000 combined single limit, and (4) specific contractual liability insurance to cover Ericsson's indemnity obligations under this Agreement with limits as specified in (3) above.

      Upon request, Ericsson shall provide certificates of insurance attesting to the coverages listed above. Ericsson shall also require its subcontractors, if any, who may enter upon ITC's premises to maintain similar insurance and to agree to furnish ITC, if requested, certificates or adequate proof of such insurance. Certificates furnished by Ericsson or its subcontractors shall contain a clause stating that ITC is to be notified in writing at least thirty (30) days prior to cancellation of, or any material change in, the policy.

      Each Party (as "Indemnitor") agrees to indemnify and hold the other (the "Indemnitee") harmless from and against all damage or injury (including death) to property or person resulting from the intentional or negligent acts or omissions of Indemnitor's officers, employees, agents, contractors or subcontractors in connection with the performance of this Agreement.

7.5   Limitation of Liability

      NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, ERICSSON SHALL IN NO EVENT BE LIABLE FOR LOSS OF PRODUCTION, LOSS OF BUSINESS, LOSS OF PROFIT, OR ANY OTHER INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY NATURE IN CONNECTION WITH THIS AGREEMENT, WHETHER OR NOT SUCH DAMAGES WERE FORESEEABLE OR WHETHER ERICSSON WAS ADVISED

--------------------------------------------------------------------------------


                                                                 Page 24 of (36)

      OF THE POSSIBILITY OF SUCH DAMAGES. THE PRICES GRANTED TO ITC UNDER THIS AGREEMENT ARE BASED UPON AND ARE PARTIAL CONSIDERATION FOR THIS LIMITATION OF LIABILITY.

8.0   ERICSSON SUPPORT

8.1   Customer Service

      Ericsson's provision of Customer Service is also subject to the terms and conditions stated in Attachment B.

8.2   Documentation

      Ericsson agrees to furnish complete Documentation, as detailed in Attachment B, ordered by ITC and accepted by Ericsson. Ericsson grants ITC the right to make copies of the Documentation solely for its internal use in connection with the operation of the System. ITC shall reproduce the copyright notice and all proprietary markings on all copies of Documentation.

8.3   Product Changes

      Ericsson may make changes to Material, or modify drawings or manufacturing specifications provided the changes or modifications do not have a material impact on performance, reliability, form, fit or function. Ericsson shall maintain written records of all such changes, and make these records available for ITC's review upon request

      For such changes or modifications that have a material impact on performance, reliability, form, fit, or function, Ericsson shall identify each such change or modification and shall submit one copy of a Product Change Notice ("PCN") for each such change or modification to ITC at least thirty (30) days prior to the proposed effective date of such change or modification. ITC may reject any Material offered for sale by Ericsson which has been changed or modified in a manner unacceptable to ITC. In the event that any such change or modification is unacceptable to ITC, ITC shall so advise Ericsson within thirty (30) days of receipt of Ericsson's PCN.

      If ITC has not notified Ericsson that the change or modification is unacceptable within thirty (30) days following receipt of the PCN, Ericsson shall, unless instructed to the contrary, forward within the next thirty (30) day period to each of ITC's field maintenance engineering organizations a copy of the PCN. Addresses for ITC's regional and field maintenance engineering organizations will be provided by ITC.

--------------------------------------------------------------------------------


                                                                 Page 25 of (36)

      Product Changes can be issued to fix known problems or introduce new features. Product Changes are changes that affect form, fit or function, defined as follows:

            Form - physical shape
            Fit - mounting arrangement
            Function - features and operational design of the circuit

      The Parties' obligations upon a Product Change depend on the classification of the change. The classification of a Product Change shall be decided by Ericsson in its sole discretion. Product Changes may be classified as follows:

            "A/AC" Changes are required to correct a product deficiency. For example:

                    -   Safety or fire hazard.

                    -   Electrically or mechanically inoperative.

                    - Operational or design defects that cause failure rates that are higher than the Ericsson's advertised product failure rates on a per-unit rate (i.e., failure in time for a circuit pack, or a defect causing an adverse ITC/subscriber reaction).

                    - Product does not operate as documented in Ericsson's descriptive literature and/or product technical Specifications.

            "B" Changes made to incorporate improvements in design resulting in better operation, improved testing and maintenance, longer life, service improvements, cost reductions to ITC, and addition of new features. Class B changes are applied to products being manufactured and may be recommended for application to existing equipment in the field. The decision to purchase and apply Class B changes is the responsibility of ITC.

            "D" Changes that incorporate minor new features and design improvements that do not affect the existing functionality, or other minor service improvement and test capabilities not sufficiently significant to require a Class B change. Component changes which involve physical or electrical Specification differences to the replaced component and require a "product identification change" are considered Class D.

--------------------------------------------------------------------------------


                                                                 Page 26 of (36)

                  For Class A and AC Product Changes, Ericsson shall promptly modify or replace, at no charge, all affected Material hereunder and Documentation thereto. Ericsson shall supply relevant Documentation to ITC for all Class A and AC changes at no charge to ITC. ITC shall be responsible for the installation of Class A and Class AC changes and Ericsson shall reimburse ITC based on its established installation time and standard labor rate unless mutually agreed otherwise.

                  In the event that ITC has not implemented the Class A or AC change within three (3) months after Ericsson's notification to ITC, then such change will be at ITC's expense, and Ericsson shall be relieved of its responsibility described herein. In addition, the cost of remedying any damage or defect caused by ITC's failure to implement Class A or AC changes shall not be covered by the warranty provisions of this Agreement

8.4   Replacements Out of Warranty

      With respect to Ericsson-manufactured Material ordered but no longer covered under the section entitled "WARRANTY", Ericsson agrees to provide Replacement Material for a period of ten (10) years from RFA (or for Furnish Only Orders, from delivery of the Material). Material to be replaced will be shipped by ITC to the location designated by Ericsson. Charges, terms and conditions for out-of-warranty replacement of Material are set out in Attachment B.

      Replacement Material shall be warranted as provided in the section entitled "WARRANTY".

      All transportation costs and risk of in-transit loss or damage incurred under this section ("ERICSSON SUPPORT") shall be borne by ITC when shipping to Ericsson, and by Ericsson when shipping to ITC, except that it shall be borne by ITC on Material shipped to Ericsson hereunder that is thereafter returned to ITC at ITC's request

8.5   Continuing Availability

      Ericsson agrees to offer for sale to ITC, for a period of ten (10) years from RFA (or for Furnish Only Orders, from delivery of the Material), functionally equivalent maintenance, replacement and repair parts. Such parts shall be priced at the then-current agreement price, or if no such agreement price exists, at a price agreed upon by Ericsson and ITC.

      In addition, should Ericsson decide during the life of this Agreement, to discontinue manufacturing Material, Ericsson shall give at least six (6) months prior written notice to ITC of such manufacture discontinuance.

--------------------------------------------------------------------------------


                                                                 Page 27 of (36)

      In the event Ericsson fails to continue to supply Material and parts, and Ericsson is unable to obtain another source of supply for ITC, then ITC may require Ericsson, without obligation or charge to ITC, to provide ITC with the technical information and licenses required for ITC to manufacture, have manufactured or obtain such Material or parts from other sources. Receiving such information shall be ITC's sole remedy hereunder for Ericsson's failure to continue to supply Material.

      The technical information includes, by example and not by way of limitation: (a) manufacturing drawings and specifications of raw materials and components comprising such parts; (b) manufacturing drawings and specifications covering special tooling and the operation thereof; (c) a detailed list of all commercially available parts and components purchased by Ericsson on the open market disclosing the part number, name and location of the supplier and price lists for the purchase thereof; and (d) one complete copy of the then-current source code used in the preparation of any Software licensed or otherwise acquired by ITC from Ericsson hereunder.

      ITC shall treat any technical information supplied hereunder as proprietary and confidential, and shall limit any products manufactured hereunder, solely for the use by ITC to maintain or operate Material and Software previously purchased from Ericsson. In no event shall ITC use any such technical information or manufacturing rights for any other purpose, including but not limited to sale or licensing to third parties. ITC agrees that such technical information shall be Ericsson's Proprietary Information.

8.6   Emergency Replacement Service

      In addition to the Material replacement provisions set out in the sections entitled "WARRANTY" and "REPLACEMENTS OUT OF WARRANTY", Ericsson agrees, in the event of an emergency out-of-service condition, to use its best efforts to ship Replacement Material within twenty-four (24) hours after notification by ITC for a period of ten (10) years after RFA (or for Furnish Only Orders, from delivery of the Material). Such emergency shipment shall be subject to Ericsson's then-current emergency handling fees. For Material under warranty, there will be no charge for Replacement Material, and transportation costs will be borne by Ericsson. For Material not covered under warranty, charges for Replacement Material will be at the then current agreement price, or if no such agreement exists, at Ericsson's then-current selling price; transportation costs will be borne by ITC.

      In order to schedule shipment of Replacement Material, ITC may call a telephone number furnished by Ericsson. This service will be available twenty-four (24) hours a day and seven (7) days a week.

      Defective Material under warranty is to be returned by ITC for credit within thirty (30) days after ITC's receipt of Replacement Material hereunder. If such Material

--------------------------------------------------------------------------------


                                                                 Page 28 of (36)
      is not returned, Ericsson shall have the right to invoice ITC at the then current agreement price, or if no such agreement exists, at Ericsson's then-current selling price for such Replacement Material.

8.7   Extraordinary Support

      Ericsson agrees to provide extraordinary support (Material and/or Services) to assist ITC in restoring service which has been disrupted due to catastrophic conditions (fire, flood, etc.) at prices shown in the SOW. Extraordinary Support is that level of effort required to provide support in a time frame deemed necessary by ITC consistent with the resource and manpower limitations of Ericsson. This clause shall not be construed to require Ericsson to maintain any position or status of readiness to perform in the future.

8.8   Training

      Ericsson agrees to make all training classes offered by the Ericsson training department available to ITC, according to charges set out in Attachment B, as ordered by ITC and accepted by Ericsson.

8.9   Regulatory Affairs

      If requested by ITC, Ericsson will at ITC's expense provide reasonable information and assistance required in the planning, conduct and research associated with regulatory matters in connection with the Material and/or Services provided herein.

9.0   EXCHANGE OF INFORMATION

9.1   Treatment of Proprietary Information

      Any information, whether or not protected by patent or copyright including, but not limited to, Software, Related Documentation, programs, files, Specifications, drawings, sketches, models, samples, tools, business information, pricing information, technical information or other data, written or otherwise, "which has been furnished or disclosed by either Party to the other (hereinafter "Proprietary Information") shall be treated in accordance with the following terms and conditions:

      The receiving Party shall put in place and strictly enforce (using all of its prerogatives, including dismissal of employees or termination of contracts with its agents or contractors) procedures to ensure that its employees, contractors or agents are aware of and fulfill the obligations of this section ("EXCHANGE OF INFORMATION") to hold the disclosing Party's Proprietary Information in confidence.

--------------------------------------------------------------------------------


                                                                 Page 29 of (36)

      Proprietary Information shall be held in confidence by the receiving Party and shall be protected from misuse and disclosure with reasonable care, which shall be at least as diligent as the receiving Party uses for its own information. Proprietary Information shall not be disclosed to third parties (which shall include any Affiliated Party of the receiving Party) without the prior written consent of the disclosing Party. Proprietary Information shall only be used in connection with this Agreement.

      If the receiving Party receives any legal process requiring production of any Proprietary Information, the receiving Party shall notify the disclosing Party immediately and shall deliver copies of such process to the disclosing Party immediately, and prior to compliance with the process. The receiving Party agrees to cooperate if the disclosing Party deems it necessary to seek protective arrangements.

9.2   Compatibility Information

      Compatibility Information is the technical information, including Software interfaces (but excluding source code), required to design equipment and/or software that is functionally interconnectable with the Material supplied by Ericsson hereunder. For a period of ten (10) years from RFA (or for Furnish Only Orders, from delivery of the Material), Ericsson shall supply reasonable Compatibility Information that is currently available for such Material to ITC within sixty (60) days of a written request from ITC.

9.3   Interconnect Information

      Ericsson shall provide to ITC that information, if currently available, which gives ITC the necessary technical information and interconnection standards to interface with Material supplied hereunder. ITC agrees that such information is Ericsson's Proprietary Information.

10.0  MATERIAL MARKING

10.1  Insignia

      Upon ITC's written request, at mutually agreed charges, certain of ITC's trademarks, trade names, insignia, symbols, decorative designs, or evidences of ITC's inspection (hereafter "Insignia"), will be properly affixed by Ericsson to the Material furnished, provided such insignia does not adversely affect the operation of such Material. Such Insignia will not be affixed, used or otherwise displayed on the Material furnished or in connection therewith without ITC's written approval.

--------------------------------------------------------------------------------


                                                                 Page 30 of (36)

10.2  Marking

      Ericsson shall mark all Material furnished hereunder for identification purposes as follows:

      (a)   Article/model/part number and serial number, if applicable;

      (b) Ericsson tracks warranty by a serialization process and does not mark Material with month and year of manufacture. Within sixty (60) days from ITC's Acceptance, Ericsson will provide on personal computer (P.C.) floppy diskette, on a one-time basis, all serial numbers and the warranty dates in each applicable System.

      (c) Other identification which might be requested by ITC and agreed to by Ericsson, at mutually agreeable charges:

            i)      time specification for agreement and any charges involved,
            ii)     allowance for maintenance and repair,
            iii)    audit to verify time and expense for payment.

11.0  GENERAL TERMS AND CONDITIONS

11.1  Termination of Agreement

      In the event either Party breaches or defaults on any of the terms or conditions of this Agreement or any Orders hereunder, and such breach or default continues for thirty (30) days after the aggrieved Party gives written notice of the breach to the breaching Party, then the aggrieved Party shall have the right to cancel this Agreement or any affected Order(s) placed by ITC without any charge, obligation or liability whatsoever, except as to the payment for Material already received and accepted by ITC and/or Services completed.

      In the event that ITC is sold (whether through a sale of substantially all of ITC's assets or a sale of more than fifty percent of ITC's or ITC's parent's stock), merged or otherwise transferred to an entity engaged in a Competing Business, Ericsson shall have the right to terminate the Agreement with thirty (30) days written notice to ITC.

11.2  Assignment by ITC

      Subject to Ericsson's approval (which shall not be unreasonably withheld), ITC may assign this Agreement, or the SOW (and corresponding Orders) under this Agreement, in whole or in part to any of ITC's Affiliated Parties that are not engaged in a Competing Business.

--------------------------------------------------------------------------------


                                                                 Page 31 of (36)

11.3  Assignment by Ericsson

      With thirty (30) days prior written notice to ITC, Ericsson may assign this Agreement or the SOW (and corresponding Orders) under this Agreement, in whole or in part to any of Ericsson's Affiliated Parties that are not engaged in the business of providing local and/or interexchange telecommunications services in North America.

11.4  Subcontracting

      Ericsson shall have the right to subcontract any work under this Agreement; provided that Ericsson remains wholly responsible for such work.

11.5  Force Majeure

      Neither Ericsson nor ITC shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent that such delay or failure is caused by fire, flood, explosion, war, strike, embargo, government requirement, civil or military authority, act of God, or any other similar causes beyond Ericsson's or ITC's control ("Condition"). If any such Condition occurs, the party delayed or unable to perform shall give immediate notice to the other party, and the party affected by the other's delay or inability to perform after a ninety (90) day delay period may elect to: (a) terminate this Agreement or part thereof as to Material, Software, or Services not already received; (b) suspend this Agreement for the duration of the Condition, buy or sell elsewhere Material, Software or Services comparable to those to be obtained under this Agreement, and deduct from any commitment the quantity bought or for which commitments with other vendors have been made; or (c) resume performance of this Agreement once the Condition ceases and permit the affected party to extend the period of this Agreement up to the length of time the Condition endured.

      Unless written notice is given within thirty (30) days after the affected party is notified of the Condition, (b) shall be deemed selected.

      The foregoing constitutes the sole remedy in the event of a force majeure Condition affecting either party.

11.6  Choice of Law

      The construction, interpretation and performance of this Agreement shall be governed by and construed in accordance with the laws of the State of New York, excluding its rules on conflict of laws.

--------------------------------------------------------------------------------


                                                                 Page 32 of (36)

11.7  Arbitration

      All disputes arising out of or in connection with this Agreement or any transaction hereunder shall be finally settled under the Commercial Arbitration Rules of the International Chamber of Commerce then in effect, by three arbitrators appointed in accordance with such rules. The arbitrators' award shall be final and binding. The Parties shall be entitled to document production and depositions upon oral examination in accordance with the US Federal Rules of Civil Procedure, provided that each Party shall be entitled only to a total of three examinations of not more than one day in length. Judgment upon the award rendered may be rendered in any court having jurisdiction over the Party against which the award is rendered.

      The arbitration shall take place in New York, New York, or such other place as the Parties may agree. The arbitration award shall include (i) a provision that the prevailing Party in such arbitration shall recover its costs of the arbitration and reasonable attorneys' fees from the other Party, and (ii) and amount of such costs and fees. Performance under this Agreement shall continue during any arbitration proceeding, unless otherwise provided for in this Agreement or by the arbitrator.

11.8  Publicity

      Each Party agrees to submit to the other Party all advertising, sales promotion, press releases and other publicity matters relating to the Material furnished or the Services performed by the other Party under this Agreement wherein each Party's names or marks are mentioned or language from which the connection of said names or marks therewith may be inferred or implied; and both Parties further agree not to publish or use such advertising, sales promotion, press releases, or publicity matters without the other Party's prior written approval. The foregoing shall not apply to internal announcements, newsletters or information on electronic "bulletin boards" intended solely for the dissemination of information to Ericsson's employees.

11.9  Notices

      Any notice or demand which under the terms of this Agreement or under any statute must be given or made by Ericsson or ITC shall be in writing and shall be given or made by telefax or similar communication or by certified or registered mail or by a reputable express delivery service addressed to the respective parties as follows:

      To ITC:    International Telecommunications Corporation
                 60 Hudson Street
                 New York, New York

                 Attn: _________________________

--------------------------------------------------------------------------------


                                                                 Page 33 of (36)

      To Ericsson:     Ericsson Inc.,
                       Network Systems
                       1010 E. Arapaho Rd.
                       Post Office Box 833875
                       Richardson, Texas 75083-3875

                       Attn:    ________________________

                       with copy to Legal Department

      Such notice or demand shall be deemed to have been given or made upon receipt when sent by telefax or other communication or five (5) days following deposit postage prepaid in the U.S. mail. The above addresses may be changed at any time by giving thirty (30) days prior written notice as provided above.

11.10 Releases Void

      Neither Party shall require waivers or releases of any personal rights from representatives or customers of the other in connection with visits to its premises and both Parties agree that no such releases or waivers shall be pleaded by them or third persons in any action or proceeding.

11.11 Severability

      In the event that any one or more of the provisions contained herein shall, for any reason, be held to be unenforceable in any respect, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall then be construed as if such unenforceable provision or provisions never had been contained herein. However, in the event any such provision is considered an essential element of this Agreement, the Parties shall promptly attempt to negotiate a substitute therefor.

11.12 Survival

      All rights and obligations of either Party accrued under this Agreement prior to the cancellation, termination, or expiration hereof or of any Order placed hereunder, as well as all rights and obligations of the Parties under section 6.1 (relating to Software) and section 9.1 (relating to Proprietary Information) of this Agreement, shall survive such cancellation, termination, or expiration.

--------------------------------------------------------------------------------


                                                                 Page 34 of (36)

11.13 Section Headings

      The headings of the sections herein are inserted for convenience only and are not intended to affect the meaning or interpretation of this Agreement.

11.14 Non-Waiver

      Either Party's failure at any time to enforce any of the provisions of this Agreement or any right or remedy available hereunder or at law or equity, or to exercise any option herein provided, will in no way be construed to be a waiver of such provisions, rights, remedies or options or in any way to affect the validity of this Agreement. The exercise by either Party of any rights, remedies or options provided hereunder or at law or equity shall not preclude or prejudice the exercising thereafter of the same or any other rights, remedies or options.

11.15 Compliance with Laws

      Each party shall comply with all applicable federal, state, county and local laws, ordinances, regulations and codes (including procurement of required permits or certificates) in their performance hereunder.

11.16 Entire Agreement

      This Agreement shall incorporate the typed or hand written provisions on ITC's Orders and Change Orders. Printed provisions on the reverse side of ITC's Orders and Change Orders shall be deemed deleted. This Agreement, and Orders and Change Orders (as provided above) shall constitute the entire Agreement between ITC and Ericsson and shall not be modified or rescinded except by a writing signed by ITC and Ericsson. The provisions of this Agreement shall supersede all prior oral and written

--------------------------------------------------------------------------------


                                                                 Page 35 of (36)
quotations, communications, agreements and understandings between ITC and Ericsson that have not been incorporated herein.

ERICSSON INC.,                          INTERNATIONAL
 Network Systems                        TELECOMMUNICATIONS
                                        CORPORATION

By /s/ Johan R Westerberg               By /s/ Charles M. Piluso
  ----------------------------            ---------------------------

Johan R Westerberg                      Charles M. Piluso
------------------------------          -----------------------------
Name                                    Name

Director - Global Accounts              President
------------------------------          -----------------------------
Title                                   Title

May 24, 1996                            June  11,  1996
-----------------                       --------------------
Date                                    Date

--------------------------------------------------------------------------------


                                                                 Page 36 of (36)

                                                                    Attachment A

                             STATEMENT OF WORK NO.__

This Statement of Work No.__, which includes the annexes listed below, is hereby made a part of the General Purchase Agreement between International Telecommunications Corporation ("ITC") and Ericsson Inc. ("Ericsson"), dated _________,______ 1996 (the "General Purchase Agreement").

This Statement of Work No. __ includes of the following annexes:

1.    Scope of Work for _____________________________

2.    Schedule

3.    Prices, Fees, and Charges not Included in Attachment B

4.    List of Materials

5.    Statement of Compliance with ITC's Requirements and Specifications

6.    Special Terms and Conditions

In the event of a conflict between the terms of this Statement of Work No. __ and the General Purchase Agreement, this Statement of Work No. __ will prevail with respect to the matters covered by it

ERICSSON INC.,                          INTERNATIONAL
 Network Systems                        TELECOMMUNICATIONS
                                        CORPORATION


By _______________________________      By _______________________________


__________________________________      __________________________________
Name                                    Name


__________________________________      __________________________________
Title                                   Title


__________________________________      __________________________________
Date                                    Date

--------------------------------------------------------------------------------


                                                    Attachment A - Page 1 of (1)

                                                                    Attachment B

                                CUSTOMER SERVICES

--------------------------------------------------------------------------------


                                                    Attachment A - Page 1 of (1)

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 1 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


                                  ATTACHMENT B

                                CUSTOMER SERVICES

1. GENERAL
This Attachment outlines the Customer Services offered to ITC.

1.1 PRICING
The prices within this Attachment are valid from January 1, 1995 until December 31, 1996. On January 1, 1997 there will be a 2% increase of all prices in this Attachment, followed by a yearly increase of 2% during the length of this Agreement. Coverage under this plan will be available until December 31, 2000. Prices may, however, be renegotiated for coverage beyond December 31, 1997.

The prices detailed in this Attachment are valid for US sites only. Ericsson can provide quotations for Customer Services to be performed in other countries upon request from ITC.

2. SUPPORT

2.1 PRICE
Unlimited non-warranty support, covering emergency and technical support, is provided 24 hours per day 7 days a week, at the following rates per year per switch in ITC's network, depending upon the Application System release being supported:

                 =============================================
                  Total          Current or 2
                 Number of         Previous     Older Releases
                 Switches          Releases
                 ---------------------------------------------
                    1              $ 98,394        $196,788
                 ---------------------------------------------
                   2-5             $ 78,715        $157,430
                 ---------------------------------------------
                   6-10            $ 73,796        $147,592
                 ---------------------------------------------
                  11-30            $ 68,876        $137,752
                 =============================================
                                     Table 1

During any period in which an on-site coordinator is assigned, ITC will receive a 7.5% discount per on-site coordinator per month per switch for any switch which is the primary location for an on-site coordinator.

Prices include reasonable travel and living expenses, unlimited emergency on-site support when deemed necessary at Ericsson's sole discretion, and three
(3) non-emergency site visits per year per switch. Additional on-site visits will be charged at $ 175 per hour, plus reasonable travel and living expenses.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 2 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


2.2 COVERAGE
Support is available for all Ericsson Hardware, Software and Docware.

Support for TMCS systems and other Operations, Administration, Maintenance & Provisioning ("OAM&P") systems is not included in this contract. If ITC wishes to purchase OAM&P support, Ericsson can provide a quote for that service.

2.3 SCOPE
Support is provided as active support with Ericsson personnel in Ericsson's Technical Assistance Center (TAC) offices during normal working hours, 8 a.m. to 5 p.m. (central zone) Monday through Friday (except holidays). Outside normal working hours the support is available as on-call ("beeper") support.

Support for natural disasters, acts of God, etc. is not provided as part of technical and emergency support but is covered under the Disaster Recovery Service outlined in the section entitled "Disaster Recovery Service" of this Attachment. If Disaster Recovery Service is not purchased, Ericsson will not take on any specific responsibilities, such as stocking additional hardware or having disaster recovery equipment and personnel ready, beyond normal technical and emergency support.

2.4 GLOBAL SUPPORT
As an alternative to local support centers, Ericsson can offer ITC global support centers based on the Ericsson HUB concept. Ericsson would make use of regional HUBs in the USA, Europe and Australia/Asia, or other geographic location based on ITC's global network strategies. Charges for global support service will be negotiated with ITC upon request.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 3 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


2.5 CSR PROCESS
When ITC notifies Ericsson of any fault or deficiency in the System, Documentation, Services or related processes, Ericsson shall record a Customer Service Report (CSR). A priority will be assigned to this CSR. The priorities and their usage are described in detail in document EUS/XS/S-95:074. Ericsson will track the CSR to conclusion and present an answer to ITC. ITC is responsible for closing the CSR if a satisfactory resolution is achieved. Ericsson will continue working to resolve any CSR unit until such time that ITC closes it by notice to Ericsson.

The CSR process is Ericsson's way of tracking and resolving problems in a timely manner with high quality. All problems must be reported in this manner to be acted upon by Ericsson. Ericsson shall conclude investigations into all CSRs opened by ITC as outlined in this document. Ericsson shall not be required to investigate or respond according to the response and resolution times set out in the sections entitled "Response Time" and "Resolution Time" in this Attachment for problems reported to Ericsson in any other way than by opening a CSR.

Response and resolution times for CSRs shall be as follows.

2.5.1 RESPONSE TIME
This is the time elapsed from ITC's call to the TAC until an engineer contacts ITC to inform ITC that the engineer has started working on the problem.

      -----------------------------------------------------------------------
      CSR PRIORITY   IF REPORTED DURING            IF REPORTED DURING
                     8AM-5PM CST MONDAY- FRIDAY    OTHER HOURS
                     (EXCEPT HOLIDAYS)
      -----------------------------------------------------------------------
      A              30 minutes                    30 minutes
      -----------------------------------------------------------------------
      B              1 hour                        By 9am CST next working
                                                   day
      -----------------------------------------------------------------------
      C              1 hour                        By 9am CST next working
                                                   day
      -----------------------------------------------------------------------
                                     Table 2

2.5.2 RESOLUTION TIME
This is the time elapsed from ITC's call to the TAC until ITC has a solution available for the problem.

A solution may be in the form of a temporary or permanent workaround, usage instructions, a temporary or permanent fix/patch, recompiled code or a charge or replacement of hardware.

                   ----------------------------------
                   CSR priority      Resolution time
                   ----------------------------------
                   A                 36 hours
                   ----------------------------------
                   B                 45 days
                   ----------------------------------
                   C                 180 days
                   ----------------------------------
                                     Table 3

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 4 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


3. MAINTENANCE SUPPORT

3.1 PRICE
The yearly Maintenance Support fee for the current Application System or the two prior releases is 9.8% of the price of such Application System. For older Application Systems the yearly charge is 19.6% of the price of such Application System. For purposes of calculating the Maintenance Support fee, the price of an Application System is the original one-time fee for the Application System, plus the current applicable yearly RTU fees. Costs of travel are not included.

Software releases for TMOS systems and other OAM&P systems are not included in this contract. If ITC wishes to purchase OAM&P maintenance releases, Ericsson can provide a quote for that service.

3.2 COVERAGE
Maintenance Support Services cover fault corrections and fault preventive updates to all Ericsson AXE Software and Docware. New features and functions not included.

Modifications of the Software made by Ericsson which constitute Software Enhancements or Software Features will be made available to ITC for license at Ericsson's then-current price.

3.3 SCOPE
Ericsson will provide solutions to any faults found. The standard delivery medium for software updates is floppy diskette, magnetic tape or optical disk. If the Maintenance Support System ("MSS"), has been purchased delivery will be electronic. In some cases it is not possible to implement corrections electronically. In these cases corrections will be delivered on floppy diskette, magnetic tape or optical disks.

Updates and corrections may be in the form of temporary fixes, permanent fixes or recompiled code. For Docware corrections, the new Docware will be sent to ITC Unless the Update Service has been purchased it is the responsibility of ITC to implement corrections into the system.

Documentation updates are provided in accordance with changes in the system (such as maintenance releases and growth and upgrade support). All updates are provided in a timely manner and on the same media as the original documentation library delivery, unless otherwise agreed upon.

4. MAINTENANCE SUPPORT SYSTEM

4.1 PRICE
This service is not being purchased by ITC at this time.

The yearly license fee includes support and updates. The prices do not include PCs, workstations, servers or interconnections (LAN).

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 5 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


4.2 COVERAGE
A license will cover one terminal in one location for one year.

4.3 SCOPE
MSS is a software package designed to track fault reports and to handle electronic software delivery. Initial setup is mandatory and is required only once regardless of the number of licenses. Set-up assistance on-site is optional. A license renewal fee will apply in addition to a yearly license fee, but only if a license is allowed to expire for more than ninety (90) days before it is reinstated.

5. TRAINING

5.1 PRICE
ITC will receive 90 student days of training credit for the initial purchase hereunder at no additional charge. A student day is one (1) student in one (1) class for one (1) day. Charges for training in addition to ITC's Training Credits will be at the prices set forth below:

             -------------------------------------------------------------------
                  TYPE OF COURSE                      PRICE
             -------------------------------------------------------------------
             Instructor Based Training       $350 per trainee day
             (not hands-on)
             -------------------------------------------------------------------
             Hands-on Training               $420 per trainee day
             -------------------------------------------------------------------
             Computer Based Training         Priced per package
             -------------------------------------------------------------------
             Customized Training             Same as Instructor Based Training,
                                             plus extra charge for customization
                                             determined in each case
             -------------------------------------------------------------------
             Suitcased Training              Same as Instructor Based Training,
                                             plus costs of travel
             -------------------------------------------------------------------
                                     Table 4

Each training class includes related instructional Documentation.

Training Credits shall be used by ITC no later than one (1) year from the issuance of said Training Credits. The Training Credits are limited to use in standard training classes (those listed in Ericsson's current training catalog).

Ericsson shall provide, at ITC's option, instructors and instructional Documentation suitable to train ITC's personnel at locations agreed upon by ITC and Ericsson. If ITC elects to have training performed at a location of ITC's choice and such training a suitable for suitcase delivery (i.e. on-site delivery), ITC shall bear the cost of all expenses thereof, including but not limited to, travel and living expenses for Ericsson's training personnel and any costs associated with shipping training material.

When training is conducted at Ericsson's Richardson, Texas Training Facility, ITC shall be responsible for its own expenses, (i.e., travel, lodging, salaries, etc.).

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 6 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


Where training is conducted on-site utilizing ITC's switching Systems, Ericsson shall not be responsible for damage to such Systems caused during training, or for delays in placing Systems into service caused by training.

ITC shall not be charged for standard training courses canceled with two (2) or more weeks' prior notice, or for custom/exclusive training classes canceled with thirty (30) or more days prior notice. ITC shall be charged for standard training courses canceled with less than two (2) weeks' prior notice. Training Credit may be used to offset such charges in whole or in part. ITC shall otherwise be responsible for training classes canceled by ITC, although in the case of canceled custom/exclusive courses, charges shall be limited to the costs expended by Ericsson in the preparation of such course.

Training classes for OEM equipment and OAM&P systems will be quoted when requested, unless they are listed in the Ericsson training catalog.

5.2 COVERAGE
This service covers all training classes currently offered by the Ericsson training department. Ericsson-provided training shall be made available to ITC at reasonable intervals at locations mutually agreed upon between ITC and Ericsson.

5.3 SCOPE
Training is described in the Ericsson's current training catalog.

6. DISASTER RECOVERY SERVICE
This service is not being purchased by ITC at this time.

The Disaster Recovery Service (Material and/or Services) provides assistance to ITC in restoring service which has been disrupted due to catastrophic conditions caused by natural disasters (fire, flood, etc.).

Such Disaster Recovery Service includes Ericsson providing extraordinary support to a level of effort required to provide support in a time frame deemed necessary by ITC consistent with the resource and manpower limitations of Ericsson. This service will provide recovery services such as a mobile switch and a disaster recovery team. Ericsson will however not subject its personnel to danger of any kind in connections with Disaster Recovery and will not enter buildings or locations that may cause a danger to Ericsson personnel. This clause shall not be constructed to require Ericsson to maintain any position or status of readiness to perform in the future.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 7 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


7. HARDWARE SERVICES

7.1 PRICE
Hardware Service is provided at the following rates per year per switch in ITC's network, depending upon the Application System release being supported:

            -----------------------------------------------------------
            APPLICATION SYSTEM         BASIC             EXPEDITE
            RELEASE                    SERVICE           SERVICE
            -----------------------------------------------------------
            Current or two previous    $3.15 per port    $4.95 per port
            -----------------------------------------------------------
            Order                      $6.30 per port    $9.90 per port
            -----------------------------------------------------------
                                     Table 5

Handling fees are included but shipping or costs of travel are not included.

7.2 COVERAGE
The Hardware Services covers normal working hours, 8 a.m. to 5 p.m. (central zone) Monday through Friday (except holidays) for the AXE International Gateway switching platforms. Ericsson can provide Hardware Services for other switching platforms upon request. Hardware Service covers unlimited hardware replacements and hardware service phone support.

Hardware services for TMOS systems and other OAM&P systems are not included in this contract. If ITC wishes to purchase OAM&P hardware services, Ericsson can provide a quote for that service.

7.3 SCOPE
Replacement and shipment of Hardware, if required, shall be completed as soon as possible but in no event later than thirty (30) days after receipt by Ericsson, unless ITC agrees otherwise. ITC must adhere to the procedures outlined in document EXU/S/lS-93:258 ("CUSTOMER REPAIR AND RETURN POLICY").

7.4 OTHER TERMS AND CONDITIONS

7.4.1 TURN-AROUND TIMES
The normal turn-around times for hardware replacements are:

            -----------------------------------------------------------
            APPLICATION SYSTEM         BASIC             EXPEDITE
            RELEASE                    SERVICE           SERVICE
            -----------------------------------------------------------
            Current or two previous    30 days           24 hours or
                                                         counter to counter
                                                         (ASAP)
            -----------------------------------------------------------
            Older                      90 days           72 hours
            -----------------------------------------------------------
                                     Table 6

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 8 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


7.4.2 EXPEDITE SERVICE AND FEES
A per-item expedite fee is charged for emergency turn-around shipments when using the Basic Service option.

----------------------------------------------------------------------------------------------
 APPLICATION SYSTEM        NORMAL            FEE PER    EMERGENCY            FEE PER ITEM
 RELEASE                   TURNAROUND TIME   ITEM       TURNAROUND TIME
----------------------------------------------------------------------------------------------
 Current or two previous   30 days           $0         24 hours or          $240
                                                        counter to counter
                                                        (ASAP)
----------------------------------------------------------------------------------------------
 Older                     90 days           $0         72 hours             50% of board list
                                                                             price, minimum
                                                                             $500.
----------------------------------------------------------------------------------------------
                                     Table 7

For the Expedite Service, ITC will be charged the board list price upon shipment and credited the same price when the faulty board is received by Ericsson. The Expedite Service also extends the phone coverage to 24 hours per day 7 days a week.

7.4.3 SHIPPING AND HANDLING CHARGE
ITC pays for shipping, which will be billed at cost. Handling fees are included in the Hardware Service price.

7.4.4 HARDWARE CHARGE
There is no additional charge for all Hardware covered by Hardware Services.

7.4.5 TRANSPORTATION
Terms and Conditions for Transportation are detailed in the section entitled "Replacement Out of Warranty" in the Agreement.

8. SPECIALIZED EXPERTISE

8.1 PRICE
The following prices apply to the provision of specialized expertise:

                            ------------------------------
                            SPECIALIZED            MONTHLY
                            EXPERTISE              FEE
                            ------------------------------
                            NIT Manager            $23,703
                            ------------------------------
                            Site technician        $ 7,450
                            ------------------------------
                            Coordinator            $21,042
                            ------------------------------
                            Category 1             $12,336
                            ------------------------------
                            Category 2             $13,961
                            ------------------------------
                            Category 3             $17,772
                            ------------------------------
                            Category 4             $21,703
                            ------------------------------
                                     Table B

The prices are per calendar month. Costs of travel to and from the site of service and of any living expenses at the site are not included in the prices indicated above. Travel cost and any related costs away from the site of service during the assignment

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                         Page 9 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


period are not included and will be at ITC's expense. Any home trips are covered. Discounted pricing can be negotiated for longer assignments and large projects.

8.2 OTHER TERMS AND CONDITIONS
The minimum period for which specialized expertise can be ordered is one (1) week (five [5] working days), except that the minimum period for Site Technician ("Site Tech") is twelve (12) months. The price for one week of service is one-fourth (1/4) the one-month price.

If ITC terminates specialized expertise earlier than agreed upon at the time of ordering the service, any discounts for longer assignment will not apply, and ITC will be charged the full price for the actual time used.

If ITC requests to extend the provision of specialized expertise and Ericsson can accommodate the request, charges for the extended time will be based on the entire duration ordered (including the extension).

When an assignment is performed on site or in an office, ITC will provide suitable office space, furniture and phone access. Ericsson's personnel (other than site teams) will be equipped with portable PCs and normal tools to perform their jobs. ITC will provide necessary tools to site techs.

8.3 COVERAGE
Specialized expertise covers the personnel categories listed in the section entitled "Personnel Types" in this Attachment. (The categories only approximately describe the individual who will render the services. It may occur that a high performing person advances to a category before acquiring the years of experience indicated. The tasks suggested in the categories are merely examples.)

8.4 SCOPE
This service covers all types of specialized expertise, including installation/cutover assistance.

8.4.1 PERSONNEL TYPES

8.4.1.1 PERSONNEL CATEGORY 1
Personnel with 1-2 years of telecom experience, and at least six (6) months of AXE experience. Typical tasks for this personnel may be construction, installation, cabling, operation and maintenance tasks, training and other tasks.

8.4.1.2 PERSONNEL CATEGORY 2
Personnel with 2-4 years of telecom experience, and at least one (1) year of AXE experience. Typical tasks for this personnel may be installation, testing, cutover, audits, operation and maintenance tasks, training and other tasks.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 10 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


8.4.1.3 PERSONNEL CATEGORY 3
Personnel with 4-5 years of telecommunications experience, with at least three
(3) years of AXE experience and typically with a certain area of expertise, (e.g., TMOS, SS7, DT, network operation, maintenance, etc.). Typical tasks for this personnel may be supervision, installation, testing, cutover, audits, operation and maintenance tasks, troubleshooting, network planning, training and other tasks.

8.4.1.4 PERSONNEL CATEGORY 4
Personnel with 5-8 years of telecom experience, with at least three (3) years of AXE experience and typically with several areas of expertise, e.g. TMOS, SS7, DT, network operation, maintenance, etc. Typical tasks for this personnel may be supervision, installation, testing, cutover, audits, operation and maintenance tasks, troubleshooting, network planning, training and other tasks.

8.4.1.5 ON-SITE COORDINATOR
Personnel with special expertise in cutting over, bringing up and operating a switch. It can also be called a 'Conversion Manager'. Personnel in this category will have approximately five (5) years of experience in these areas. Typical tasks for on-site coordinators are any and all tasks associated with starting up operations of a new switch or bringing a switch from one generic level to the next level, where major changes are needed.

8.4.1.6 SITE TECHNICIAN
The Site Tech is capable of handling the day-to-day routine operation of a switch and have at least one year of experience with switch operations and maintenance and the specific knowledge needed to handle Ericsson's equipment. Typical tasks are site monitoring, hardware expansion, software upgrades, alarm retirement, power maintenance, troubleshooting assistance, etc.

8.4.1.7 NIT MANAGER
The Network Integration Team Manager ("NIT Manager") is responsible for all the network operation activities. This person will work in the management structure of ITC and will be highly competent and knowledgeable about network operation. The NIT Manager will also suggest ways to help reduce overall operating costs and improve communications in the network. The NIT Manager can also act as a Network Operations Manager.

8.4.2 CANDIDATE SELECTION
Ericsson will present to ITC the background and work history of each person that Ericsson proposes to work with the on-site services or specialized expertise services. Ericsson will also provide an opportunity for ITC to interview the person prior to the commencement of the assignment, if desired by ITC. Ericsson will attempt to accomodate reasonable requests for the assignment of a particular or different person to perform an assignment.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 11 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


8.4.3 NOTIFICATION TIMES
While Ericsson understands that ITC requires maximum flexibility and will attempt to accomodate any request ITC makes for service regardless of notification time, the following time limits will apply for this Agreement.

For the on-site service and specialized service lasting three (3) months or less, Ericsson will require an order for service at least forty-five (45) days before the service is to start. If the service duration is more than three (3) months, Ericsson will require an order for service at least sixty (60) days before the service is to start. Failure to adhere to these time frames may result in the lack of a suitable candidate for the job.

When ordering specialized service from Ericsson, ITC must define the expected duration of the assignment. If ITC wishes to extend the assignment, Ericsson requires notification as early as possible. For indefinite assignments (those without a specific end date) and assignments originally scheduled to last six
(6) months or less, ITC is required to give Ericsson forty-five (45) days' prior notice of termination. For assignments originally scheduled to last more than six (6) months but not more than one (1) year, ITC is required to give Ericsson ninety (90) days' prior notice of termination. For assignments originally scheduled to last more than one (1) year, ITC is required to give Ericsson one hundred twenty (120) days' prior notice of termination. However, if ITC terminates service because of a reasonable conclusion that the candidate assigned to perform the job was not suitable, prior notice is not required, and Ericsson will attempt to find an immediate replacement for that person.

If ITC wishes to terminate an assignment prior to the originally requested end date, Ericsson requires notification forty-five (45) days in advance for assignments originally defined to last less than six (6) months, unless ITC terminates service because of a reasonable conclusion that the candidate assigned to perform the job was not suitable. In such a case, Ericsson will use its best effort to immediately find a replacement for that person.

If ITC wishes to terminate an assignment prior to the originally requested end date, and the assignment was scheduled to last more than six (6) months, Ericsson requires notification at least ninety (90) days in advance. For assignments scheduled to last more than one (1) year, Ericsson requires notification at least 120 days in advance if ITC wishes to terminate the assignment before the originally requested end date.

Should Ericsson wish to change a person during an assignment, ITC will be provided the same notification times set forth in the previous paragraph unless the change results from a termination, resignation or relocation of an Ericsson employee. In such case the notification period is two (2) weeks.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 12 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


8.4.4 WORKING HOURS
Reasonable overtime, not to exceed 10% on average over the entire length of each service, is permitted for work beyond normal working hours. To protect the individual, exceptions must be discussed with and approved in writing by Ericsson in advance.

8.4.5 MOVING EXPENSES
Should ITC wish to move personnel with specialized expertise from one location to another during the assignment, ITC will pay any actual costs associated with such a move in accordance with the then-current version of the applicable Ericsson Human Resources Policies and Procedures. A relocation is defined as a move of work location that increases the employee's one way commute fifty (50) miles or more.

9. UPDATE SERVICE

9.1 PRICE
Charges for Update Service are, per year per site, $16,043 for the current Application System or the two previous releases, and $32,086 for older releases.

The prices cover any reasonable travel and living expenses incurred if site visits are required to implement a maintenance release.

Equipment needed on ITC's AXE sites to facilitate remote electronic delivery is not included in the price. The remote patch delivery requires a high speed data connection using X.25/MTP protocol.

9.2 COVERAGE
All AXE Software purchased under this Agreement.

Update Service for TMOS systems and other OAM&P systems are not included in this contract. If ITC wishes to purchase OAM&P Update Service, Ericsson can provide a quote for that service.

9.3 SCOPE

Ericsson will remotely implement AXE software maintenance releases to the AXE offices in ITC's network. The Update Service covers implementation of:

-->  ECA (quick patching)
-->  ACA (normal patching)
-->  CNA (recompiled code)

In order for Ericsson to timely implement patches in each of the AXE offices, update plans outlining measures to be taken must be agreed to with ITC no more than two weeks after release of corrections to ITC.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 13 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


10. NETWORK INTEGRATION TEAM

10.1 PRICE
This service is not being purchased by ITC at this time.

10.2 COVERAGE
The NIT can address network integration issues at any ITC network site. ITC can select the focus of the team from the areas suggested by Ericsson or identify different areas.

The NIT service assumes that an operations support system, a business support system and applicable OAM&P systems are in place upon the arrival of the NIT unless mutually agreed upon between ITC and Ericsson, as progress may be delayed by selection and implementation of such systems during the NIT service period.

10.3 SCOPE
The Network Integration Team will address switching operations functions related the Network Management Center, the Operations Center, the Customer Care Center and the Billing Center.

ITC and Ericsson will work to identify the operations tasks critical for ITC's business and any additional tasks ITC wishes to have performed and/or integrated with existing or new OAM&P solutions. The final decision as to tasks and priorities rests with ITC. Processes will be put in place for chosen tasks.

ITC and Ericsson will work to clearly define milestones and create an NIT project time-line for reaching them. Biweekly, Ericsson will formally review with ITC the progress toward those milestones and take action on any deviation from the plan. To allow for the necessary mutual transfer of knowledge and expertise, the appropriate ITC personnel shall participate with the NIT on a full-time basis.

ITC shall assign a contact for Ericsson's designated NIT Manager. The NIT Manager will issue biweekly progress reports to the specified ITC contact. (The reporting schedule can be changed by agreement between ITC and Ericsson.) Priorities will be reviewed on a monthly basis with ITC management. If the priorities are adjusted Ericsson will document the changes and present an updated priority list.

In order to expedite actions and avoid consuming ITC time in obtaining approval, ITC shall give members of the NIT the same authority as their counterparts in ITC to perform "basic network integration tasks", which will be defined jointly with ITC. Decisions viewed as affecting the ITC operations will be made by ITC.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 14 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


11. OAM&P SUPPORT SYSTEMS
This service is not being purchased by ITC at this time.

The details of an integrated solution for Operations, Administration, Maintenance & Provisioning ("OAM&P") are being discussed with ITC.

12. ENGINEERING & INSTALLATION SERVICES

12.1 PRICE
Charges are $ 125 per hour. Discounts negotiated for larger projects or for services rendered during installation of Ericsson switching equipment.

12.2 COVERAGE
Engineering services are available to ITC on a per-request basis. Examples of these services include pre-installation planning, installation services, installation engineering, and data translations support.

12.3 SCOPE
Negotiated per project between ITC and Ericsson.

13. DOCUMENTATION

13.1 PRICE
Ericsson agrees to furnish one (1) complete library set of Documentation, as detailed in the SOW, for the initial purchase of each type of Application System hereunder at no additional charge. Subsequent sets of Documentation will be at the following charges:

Standard Documentation on CD ROM:     $100 per CD ROM
Standard Documentation on paper:      $50 per Binder
Non-standard Documentation on paper:  $50 per Binder

Browser Software:                     $208 per Single-User License, UNIX SunOS
Browser Software:                     $142 per Single-User License, MS-DOS
Browser Software:                     $742 per Multi-User License, UNIX SunOS
Browser Software:                     $493 per Multi-User License, MS-DOS

Documentation may be in the form of CD ROM or paper, at Ericsson's option.

Equipment needed on ITC's AXE sites to facilitate use of Browser Software is not included in the price. Support contract pricing is an additional $5000 per year per platform for unlimited phone call support and software updates.

Additional development fees apply for custom documentation and will be determined on a per project basis.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 15 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


13.2 COVERAGE
Complete new library set(s) of Documentation, enhancements, upgrades or revisions to Documentation.

ITC shall provide a written distribution schedule for Documentation as soon as possible after ordering. ITC shall establish and maintain a list of ITC's personnel and organizations responsible for maintaining each complete set or partial set of Documentation under this Agreement. All Documentation and any subsequent updates or changes shall contain an Ericsson identification reference number and date of issue to facilitate administration.

13.3 SCOPE
A complete set of Ericsson's Documentation is available for engineering, planning, installation, acceptance testing, operations and maintenance of Material and Software.

Documentation updates are covered under the section entitled "Maintenance Support" of this Attachment, except that, pursuant to the Agreement, Ericsson shall update Documentation during the Warranty Period at no charge.

14. MISCELLANEOUS

14.1 TRAVEL AND LIVING EXPENSES; TAXES
Expenses to be reimbursed by ITC shall be those that are (i) consistent with Ericsson's then-current Employee Business Travel Policy, (ii) reasonable and customary for travel and related living costs, and (iii) actually incurred in the performance of Services hereunder. Except where the Service by its nature includes travel, Ericsson shall obtain ITC's prior approval for travel.

Any applicable taxes and/or duties are not included in the prices stated above and shall be borne by ITC.

14.2 WORKING HOURS; BILLING HOURS
Except as may be specifically described above or in the Agreement with regard to a particular Service, all Ericsson personnel assigned or otherwise rendering Services to ITC will work normal working hours. Normal working hours are 8 a.m. to 5 p.m. (according to the time zone and locale in which the work is being done), Monday through Friday (except holidays).

When on-site support is called for, hours are counted during the entire time Ericsson works on ITC's requests, including wait time. Travel time is counted, but non-working hours at the destination are not counted.

When support is called for, hours are counted during the entire time works on ITC's requests.

General Purchase Agreement                                          Attachment B
International Telecommunications Corp. (ITC)                        Page 16 (16)
02/28/96                                                  EUS/XM/B-95:496 Rev. B
--------------------------------------------------------------------------------


A minimum charge of one-half (1/2) hour applies during normal working hours and one (1) hour at all other times. Time for hourly billing will be calculated in one-half (1/2) hour increments.

14.3 CONTACTING SUPPORT
In all cases, contact with the Ericsson support personnel (including for warranty support) is made by calling the TAC 800-number [(800) 222 9293], 24 hours per day, 365 days per year.

14.4 QUARTERLY REPORTS
Ericsson will keep a log of all Customer Service activities and present this information to ITC at the end of each calendar quarter. The log will also be available to ITC at any other time upon request.

14.5 WARRANTY COVERAGE
The Customer Services covered under Warranty and provided to ITC at no additional charge are detailed under the section entitled "WARRANTY" in the Agreement.